SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

               Date of report: September 23, 1998
       Date of earliest event reported: September 10, 1998



                          PFIZER INC.
    (Exact name of registrant as specified in its charter)



     Delaware              1-3619                13-5315170
(State or other       (Commission File        (I.R.S. Employer
 jurisdiction of           Number)           Identification No.)
 incorporation)


          235 East 42nd Street
           New York, New York                           10017
(Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code:
                          (212) 573-2323



Item 2. Acquisition or Disposition of Assets

The sale of the Schneider Worldwide business -- a part of Pfizer Inc.'s Medical Technology Group -- to Boston Scientific Corporation (BSX) for $2.1 billion in cash, closed on September 10, 1998. The sale was a negotiated, arms-length transaction.

Based in Bulach -- near Zurich, Switzerland -- Schneider manufactures and sells stents for a variety of applications, angioplasty devices and accessories. In addition to its global headquarters in Bulach, Schneider maintains facilities in Plymouth, Minnesota; Glens Falls, New York; Aguadilla, Puerto Rico; Miami, Florida; and Tullamore, Ireland. In 1997, Schneider reported sales of approximately $330 million.

SIGNATURE

      Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

                                 PFIZER INC.



                                 By:  /s/ TERENCE J. GALLAGHER
                                    .............................
                                     Name: Terence J. Gallagher
                                     Title: Vice President-
                                            Corporate Governance
Dated: September 23, 1998